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                                                                   Exhibit 10.31

                          LEASE TERMINATION AGREEMENT

     This LEASE TERMINATION AGREEMENT ("Agreement") dated as of February 1, 2000, is entered into between PW/MS OP SUB I, LLC, a Delaware limited liability company, having an address c/o PW/MS Management Co., Inc., Gale & Wentworth, LLC, Park Avenue at Morris County, 200 Campus Drive, Suite 200, Florham Park, New Jersey 07932-1007 (hereinafter called "Landlord") and MOVADO GROUP, INC. (f/k/a North American Watch Corporation), a New York corporation, having an address 125 Chubb Avenue, Lyndhurst, New Jersey 07071 (hereinafter called "Tenant").


                                  WITNESSETH:

     WHEREAS:

     A. Belle Mead Corporation (Landlord's predecessor in interest) and Tenant heretofore entered into a certain lease dated as of April 15, 1996, as amended by a certain amendment to lease between Landlord and Tenant dated as of October 28, 1998 (said lease, as amended, being hereinafter called the "Lease") with respect to 8,108 rentable square feet of office space (hereinafter called the "Demised Premises") located on a portion of the sixth (6 th) floor in the building known as and located at 1200 Wall Street West, Lyndhurst, New Jersey, for a term ending on April 15, 2002 or on such earlier date upon which said term may expire or be terminated pursuant to any conditions of limitation or other provision of the Lease or pursuant to law; and

     B. Tenant desires to surrender the Demised Premises to Landlord and to terminate the Lease prior to the present expiration date; and

     C. Landlord is willing to accept the surrender of the Demised Premises and to terminate the Lease, subject, however, to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties hereto agree as follows:

     1. (a) Subject to the provisions of this Agreement, the Lease, and the term and estate granted thereunder, shall terminate and expire on the Surrender Date (as hereinafter defined in Paragraph 1(c)) as fully and completely as if the Surrender Date were the date originally
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fixed in the Lease as the Expiration Date, and Tenant shall surrender the
Demised Premises on the Surrender Date to Landlord, to have and to hold the same for the unexpired residue of the Term. After the Surrender Date, Tenant shall have no further obligations or liabilities of any kind or nature under the Lease with respect to the Demised Premises, except as expressly provided in this Agreement.

          (b)(i) Landlord hereby advises Tenant that Landlord is presently negotiating a lease amendment with Quest Diagnostics Incorporated ("Quest") pursuant to which Quest will lease the Demised Premises. Tenant acknowledges and agrees that (x) this Agreement is contingent upon Landlord and Quest entering into a lease amendment for the Demised Premises on terms and conditions satisfactory to Landlord in its sole discretion, and (y) Landlord shall have the right, for any reason or no reason, to discontinue negotiations with Quest and/or to refuse to enter into a lease amendment with Quest for the Demised Premises without incurring any liability whatsoever to Tenant. Tenant hereby releases Landlord from all liability, claim or expense incurred by Tenant as a result of the non-occurrence of the contingency described in clause (x) above.

               (ii) In the event the contingency described in clause (x) of Paragraph 1(b)(i) is not satisfied within thirty (30) days after the date of this Agreement, then Landlord or Tenant shall have the right to cancel this Agreement by notice given to the other party at any time after the expiration of said thirty (30) day period. If either party exercises its cancellation right, then this Agreement shall be deemed cancelled, and of no further force or effect, as of the date of the other party's receipt of said cancellation notice; provided, however, if the contingency is satisfied before the other party's receipt of said cancellation notice, then said cancellation notice shall be deemed automatically null and void, and of no further force or effect.

          (c) If Landlord and Quest execute and unconditionally deliver a lease agreement with respect to the Demised Premises pursuant to clause (x) of Paragraph 1(b)(i), then, for the purposes of this Agreement, the term "Surrender Date" shall mean the later to occur of (i) the thirtieth (30th) day after the date on which the contingency described in clause (x) of Paragraph 1(b)(i) is satisfied or (ii) February 29, 2000.

     2. In consideration for Landlord's execution of this Agreement, Tenant agrees to pay to Landlord the sum of


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$56,000.00 (the "Surrender Payment") by certified or bank check simultaneously with Tenant's execution and delivery of this Agreement. If the contingency described in clause (x) of Paragraph 1(b)(i) is not satisfied, and if either party exercises its termination right, then Landlord agrees to promptly refund to Tenant the Surrender Payment.

          3.(a)  On or before the Surrender Date, Tenant shall do the following:

               (i) Tenant shall remove from the Demised Premises all trade fixtures, equipment, machinery and personal property belonging to Tenant and shall repair all damage to the Demised Premises and/or the Building caused by such removal.

               (ii) Tenant shall remove the following Tenant's Work from the Demised Premises and shall restore the Demised Premises to the condition existing prior to said installation and shall repair all damage to the Demised Premises and/or Building caused by such removal: NONE.

               (iii) Tenant shall quit and surrender the Demised Premises broom clean and in good condition and repair, except for ordinary wear and tear, and except for any damage or other condition which, in accordance with the terms of the Lease, is not the responsibility of Tenant to repair.

               (iv) Tenant shall deliver all keys to the Demised Premises to Landlord.

               (v) Tenant covenants to comply with all of the provisions contained in the Lease which are applicable to the surrender and termination of the Lease.

          (b) Promptly after Tenant has complied with the provisions of clauses (i), (ii) and (iii) of Paragraph 3(a) above, Landlord and Tenant shall conduct a move-out inspection. If there are any repairs or other work which Tenant is obligated to perform under the terms of this Agreement or under the terms of the Lease (collectively referred to as the "Move-out Work"), Tenant shall promptly do such Move-out Work or, alternatively, at Landlord's option, Tenant shall pay to Landlord the reasonable costs to do such Move-out Work.

          (c) The provisions of this Paragraph 3 shall survive the termination of the Lease.


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     4.   Tenant agrees to have final meter readings taken as of the Surrender
Date and to pay promptly any and all charges for utility services furnished to the Demised Premises through the Surrender Date. The provisions of this Paragraph 4 shall survive the termination of the Lease.

     5. Landlord and Tenant acknowledge and agree further that, pursuant to the provisions of Article 6 of the Lease, Tenant shall be responsible for any underpayments in Taxes and/or Operating Costs for the portion of calendar year 2000 preceding the Surrender Date, and Landlord shall be responsible for any overpayments in Taxes and/or Operating Costs for the portion of calendar year 2000 preceding the Surrender Date. The provisions of this Paragraph 5 shall survive the termination of the Lease.

     6. Tenant hereby represents and warrants to Landlord that Tenant used the Demised Premises solely for general executive and general administrative offices and for no other use or purpose.

     7. Tenant shall not have any legal or equitable right or interest in or to the Demised Premises after the Surrender Date.

     8. Tenant hereby expressly covenants and warrants to Landlord that Tenant has not done or suffered any act or thing whereby the Demised Premises, or any part thereof are or may be in any way charged, affected or encumbered.

     9. In the event Tenant fails to surrender the Demised Premises on the Surrender Date, Landlord shall have all the remedies set forth in the Lease, as well as any other remedies it may have at law or in equity, by statute or otherwise, to recover possession of the Demised Premises and to obtain money damages from Tenant.

     10. (a) Tenant hereby releases Landlord from and against all claims, demands, liabilities, costs and expenses arising out of or in connection with the Lease or the termination thereof which Tenant ever had, now has or shall hereafter have against Landlord, except with respect to the express obligations of Landlord under this Agreement, and except with respect to (i) any material monetary default on the part on Landlord or (ii) any material interruption in services caused by Landlord, occurring during the period from the date of this Agreement to and including the Surrender Date, provided Tenant notifies Landlord of such


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default or interruption by notice given to Landlord within two (2) business days after the Surrender Date.

          (b) Provided   (i)  Tenant surrenders possession of the Demised
Premises to Landlord in accordance with this Agreement, (ii) Tenant has paid to Landlord all Minimum Rent and additional rent due under the Lease for the period preceding, and including, the Surrender Date, (iii) Tenant has paid to Landlord the Surrender Payment, and (iv) Tenant is not otherwise in default under the terms and conditions of the Lease as of the Surrender Date, then Landlord hereby releases Tenant from and against all claims, demands, liabilities, costs and expenses arising out of or in connection with the Lease or the termination thereof which Landlord ever had, now has or shall hereafter have against Tenant, except with respect to the express obligations of Tenant under this Agreement.

     11. Each party hereby acknowledges and agrees that it shall continue to comply with and/or perform all of its obligations under the Lease (including, in the case of Tenant, the payment of Minimum Rent and additional rent) to and including the Surrender Date.

     12. Any capitalized term used in this Agreement, but not defined herein, shall have the meaning ascribed to said term in the Lease.

     13. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


Signed and                                         LANDLORD:
delivered

IN THE PRESENCE OF                                 PW/MS OP SUB I, LLC
OR ATTESTED BY:

-------------------------                          By:-------------------------
Name:                                                 Name:
                                                      Title:


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                                        TENANT:

                                        MOVADO GROUP, INC.


/s/ Beverly Ann Giannini                By: /s/ Timothy F. Michno
--------------------------                  ------------------------------
Name:                                       Name: Timothy F. Michno
                                            Title: General Counsel





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